UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 6, 2006

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3491	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4211 W. Boy Scout Boulevard

Tampa, FL 33607

(Address of Principal Executive Offices)

(813) 871-4811

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.01.         Changes in Control of Registrant.

(b)           On November 6, 2006, Walter Industries, Inc. (“Walter”) announced that its board of directors had authorized the distribution of its approximately 85.8 million shares of Series B common stock of Mueller Water Products, Inc. (the “Company”, and such shares, the “Series B Common Shares”) to holders of Walter’s common stock on the record date of December 6, 2006.  The Series B Common Shares represent approximately 75% of the outstanding shares of the Company, and approximately 96% of the combined voting power of all of the Company’s common stock.  Walter announced that the distribution of the Series B Common Shares to its shareholders, resulting in an effective change in control of the Company, is expected to occur after the close of trading on December 14, 2006.

A copy of the Walter press release announcing its planned distribution of the Company’s Series B Common Shares that it currently owns is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits.

(d)  Exhibits.

99.1                           November 6, 2006, Walter Industries Board of Directors Declares 2-for-1 Split of Walter Industries Stock and Announces Spin-Off of Mueller Water Products

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER WATER PRODUCTS, INC.

By:	/s/ Victor P. Patrick
Victor P. Patrick
Vice President and Secretary

Date:  November 6, 2006

MUELLER WATER PRODUCTS, INC.

EXHIBIT INDEX

Exhibit No.	Description

99.1	November 6, 2006, Walter Industries Board of Directors Declares 2-for-1 Split of Walter Industries Stock and Announces Spin-Off of Mueller Water Products